EXHIBIT 10.1
AMERISAFE, INC.
2005 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
     THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of ___, 200___is entered into between AMERISAFE, INC., a Texas corporation (the “Company”), and                      (“Grantee”). Capitalized terms used herein but not defined shall have the meanings assigned to those terms in the AMERISAFE, Inc. 2005 Equity Incentive Plan (the “Plan”).
W I T N E S S E T H:
     A. Grantee is an employee of the Company or a Subsidiary and has been designated a Participant under the Plan; and
     B. Pursuant to the terms of the Plan, on ___, 200___(“Date of Grant”), Grantee was granted shares (“Restricted Stock”) of the Company’s stock, par value $0.01 per share (“Common Shares”);
     NOW, THEREFORE, in consideration of these premises and the covenants and agreements set forth in this Agreement, the Company and Grantee agree as follows:
     1. Grant of Restricted Stock. The Company hereby grants to Grantee, effective as of the Date of Grant, ___shares of Restricted Stock. Certificates evidencing shares of Restricted Stock, and any certificates for Common Shares issued as dividends on, in exchange of, or as replacements for, certificates evidencing shares of Restricted Stock, shall bear legends referring to the restrictions set forth herein and any other restrictive legends as the Company (upon advice of counsel) may deem necessary or advisable. Until such time as all restrictions have lapsed and the shares of Restricted Stock have become nonforfeitable, the Company shall retain the certificates evidencing the same.
     2. Restrictions on Transfer. The shares of Restricted Stock may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by Grantee unless and until they have become nonrestricted and nonforfeitable in accordance with Section 3 hereof; provided, however, that Grantee’s interest in the shares of Restricted Stock may be transferred by will or the laws of descent and distribution. Any purported transfer, encumbrance or other disposition of the shares of Restricted Stock that is in violation of this Section 2 shall be null and void, and the other party to any such purported transaction shall not obtain any rights to or interest in the shares of Restricted Stock.
     3. Lapse of Restrictions.
     (a) The shares of Restricted Stock shall become nonrestricted and nonforfeitable on the ___anniversary of the Date of Grant, unless earlier forfeited in accordance with Section 4.

     (b) Notwithstanding the provisions of Section 3(a) above, all shares of Restricted Stock shall become immediately nonrestricted and nonforfeitable upon the occurrence of a Change in Control, as defined in the Plan.
     (c) Notwithstanding the provisions of Section 3(a) above, all shares of Restricted Stock shall become immediately nonrestricted and nonforfeitable if Grantee’s employment with the Company or a Subsidiary ceases because Grantee becomes permanently disabled (as determined by the Board) or dies.
     4. Forfeiture of Restricted Stock.
     (a) Any of the shares of Restricted Stock that remain forfeitable in accordance with Section 3 hereof shall be forfeited if Grantee ceases for any reason to be employed by the Company or a Subsidiary at any time prior to the Restricted Stock becoming nonforfeitable in accordance with Section 3 hereof, unless the Board determines to provide otherwise at the time of the cessation of Grantee’s employment. For the purposes of this Agreement, the Grantee’s employment with the Company or a Subsidiary shall not be deemed to have been interrupted, and Grantee shall not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of (i) the transfer of Grantee’s employment among the Company and its Subsidiaries, (ii) an approved leave of absence of not more than 90 days, or (iii) the period of any leave of absence required to be granted by the Company under any law, rule, regulation or contract applicable to Grantee’s employment with the Company or any Subsidiary.
     (b) In the event of a forfeiture, the certificate(s) representing shares of Restricted Stock that have been forfeited shall be cancelled.
     5. Dividend, Voting and Other Rights. Grantee shall have all of the rights of a shareholder with respect to the shares of Restricted Stock, including the right to vote the shares of Restricted Stock and receive any cash dividends that may be paid thereon; provided, however, that any non-cash dividend or other distribution, including any additional Common Shares that Grantee may become entitled to receive pursuant to a share dividend or other securities as a result of a merger or reorganization in which the Company is the surviving corporation or any other change in the capital structure of the Company shall be subject to the same restrictions as the shares of Restricted Stock and otherwise pursuant to the terms of this Agreement.
     6. Communications. All notices, demands and other communications required or permitted hereunder or designated to be given with respect to the rights or interests covered by this Agreement shall be deemed to have been properly given or delivered when delivered personally or sent by certified or registered mail, return receipt requested, U.S. mail or reputable overnight carrier, with full postage prepaid and addressed to the parties as follows:

If to the Company, at:	the Company’s principal executive office, addressed to the attention of the Secretary

If to Grantee, at:	Grantee’s address provided by Grantee on the last page hereof

Either the Company or Grantee may change the above designated address by written notice to the other specifying such new address.
     7. Interpretation. The interpretation and construction of this Agreement by the Board shall be final and conclusive. No member of the Board shall be liable for any such action or determination made in good faith.
     8. Amendments. The Plan may be amended, suspended or terminated and this Agreement may be amended or canceled by the Board for purposes of satisfying changes in the law or for any other lawful purposes, provided that (i) no such action shall adversely affect Grantee’s rights under this Agreement without Grantee’s consent, and (ii) all such amendments shall be in writing.
     9. Integration. The shares of Restricted Stock are granted pursuant to the Plan. Notwithstanding anything in this Agreement to the contrary, this Agreement is subject to all of the terms and conditions of the Plan, a copy of which has been made available to Grantee and is available upon request to the Secretary at the address specified in Section 6 hereof and which is incorporated herein by reference. As such, this Agreement and the Plan embody the entire agreement and understanding of the Company and Grantee and supersede any prior understandings or agreements, whether written or oral, with respect to the shares of Restricted Stock.
     10. Severance. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof and the remaining provisions hereof shall continue to be valid and fully enforceable.
     11. Governing Law. This Agreement is made under, and shall be construed in accordance with, the laws of the State of Texas, without regard to conflict of laws principles thereof.
     12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement is executed by a duly authorized representative of the Company on the day and year first above written.

AMERISAFE, INC.

By:

Name:

Title:

The undersigned Grantee acknowledges receipt of an executed original of this Agreement and accepts the shares of Restricted Stock subject to the applicable terms and conditions of the Plan and the terms and conditions hereinabove set forth.

Date:

Grantee
GRANTEE: Please complete/update the following information.

Name:

Home Address:

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